OPTION ASSIGNMENT AGREEMENT

This Option Assignment Agreement (the "Agreement") is effective as of June 16. 2020 by and between Regnum Corp., a Nevada corporation. ("Seller") and Tracy Dong. an individual resident of California ("Purchaser").

WHEREAS. Seller is the owner of an exclusive Option to acquire the rights to a certain screenplay, pursuant to an Option Agreement, attached hereto and incorporated herein by this reference, together with all revisions and extensions thereof (the "Option"):

WHEREAS, Purchaser wishes to acquire from Seller, and Seller wishes to transfer to Purchaser. all of Seller's right. title and interest in and to the Option; and

WHEREAS, Purchaser and Seller are desirous of executing a document to record the transfer of the Option to the Purchaser;

NOW, THEREFORE. for good and valuable consideration. the receipt and sufficiency of which is hereby acknowledged. the parties agree as follows.

1. Sale and assignment of Option. Seller does hereby sell, convey, transfer and assign to Purchaser all of Seller's right, title and interest in and to the Option throughout the world. including: (a) all rights to past, present or future claims or causes of action arising out of or related to any infringement. misappropriation or other violation thereof; and (b) all proceeds arising in connection with all of the foregoing.

2. Payment. In consideration of the assignment of the Option as provided herein. Purchaser agrees to pay and Seller agrees to accept the sum of Two Thousand Two Hundred Fifty Dollars ($2,250), the receipt and sufficiency of which is hereby acknowledged.

signature page follows

IN WITNESS WHEREOF, the Parties have caused this Option Assignment to be executed by their duly authorized representatives.

ASSIGNOR

Regnum Corp.

By: ______________________

Name: Mark Gustavson

Date: June 16, 2020

ASSIGNEE

By: ______________________

Name: Tracy Dong

Date: June 16, 2020